Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 17, 2020, in the Registration Statement (Form S-1) and related Prospectus of nCino, Inc. dated June 22, 2020.

/s/ Ernst & Young LLP

Raleigh, North Carolina

June 22, 2020